UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2018

WATER NOW, INC.

(Exact name of registrant as specified in its charter)

Texas	000-55825	81-1419236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4555 Village Creek Road Fort Worth Texas	76119
(Address of principal executive offices)	(Zip Code)

(817) 908-6382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2018, Water Now, Inc. (the “Company”) reached an amicable resolution by way of a settlement agreement and release (the “Settlement Agreement”) with Cloudburst Solutions, LLC (“CS”) with respect to the Manufacturing and Licensing Agreement entered into on July 1, 2016 (“Agreement”). Neither party admitted liability and each agreed to finally and forever, settle and compromise all disputes and matters of controversy between them.

CS has agreed to dismiss the lawsuit filed, fully release, acquit, and forever discharge the Company and David King from any claims related to the Agreement, render the Agreement null and void in all respects, and to cancel 1,250,000 shares held by CS in the Company’s stock. The Company has agreed to fully release, acquit, and forever discharge CS from any claims related to the Agreement and has agreed that the Agreement is null and void and neither party owes any duties or obligations thereunder. The Company has agreed to pay CS seven hundred thousand dollars ($700,000.00) in four installments. The first payment of one hundred and fifty thousand dollars ($150,000.00) will be paid on or before June 20, 2018. The second payment of one hundred and fifty thousand dollars ($150,000.00) will be paid to CS within thirty (30) days of the first payment. The third payment of payment of one hundred and fifty thousand dollars ($150,000.00) will be paid to CS within thirty (30) days of the second payment. The final payment of two hundred and fifty thousand dollars ($250,000.00) will be paid to CS within thirty (30) days of the third payment. The Settlement Agreement does not contain any admission of liability, wrongdoing, or responsibility by any of the parties.

A copy of the Settlement Agreement is filed as Exhibit10.10 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Settlement Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Settlement Agreement. Additional information about the lawsuit can be found under the caption “Litigation” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 as filed with the Securities and Exchange Commission on May 15, 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. Differences may result from risks and uncertainties beyond the Company’s control. Additional factors that could materially impact the Company’s results and operations can be found under the caption “Risk Factors” in Water Now, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.10	Mutual Release and Settlement Agreement, dated as of May 30, 2018, between Cloudburst Solutions, LLC and Water Now, Inc., and David King.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2018	WATER NOW, INC.

	By:	/s/ David King
	Name:	David King
	Title:	Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.10	Mutual Release and Settlement Agreement, dated as of May 30, 2018, between Cloudburst Solutions, LLC and Water Now, Inc., and David King.